EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

OPERATING REVENUES:
Gas utility	$281.2	$352.9
Electric utility	142.1	153.9
Nonutility	161.5	199.4
Total operating revenues	584.8	706.2

OPERATING EXPENSES:
Cost of gas sold	111.6	172.0
Cost of fuel & purchased power	44.2	50.1
Cost of nonutility revenues	55.3	64.3
Other operating	200.0	231.1
Depreciation & amortization	63.9	62.9
Taxes other than income taxes	17.6	19.7
Total operating expenses	492.6	600.1

OPERATING INCOME	92.2	106.1

OTHER INCOME:
Equity in earnings (losses) of unconsolidated affiliates	(0.2)	—
Other income - net	5.7	5.6
Total other income	5.5	5.6

INTEREST EXPENSE	22.1	21.0

INCOME BEFORE INCOME TAXES	75.6	90.7

INCOME TAXES	27.3	33.7

NET INCOME	$48.3	$57.0

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	82.8	82.6
DILUTED COMMON SHARES OUTSTANDING	82.8	82.6

BASIC AND DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.58	$0.69

EXHIBIT 99.2

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - in millions)

	Three Months Ended
	March 31,
	2016	2015

OPERATING REVENUES:
Gas utility	$281.2	$352.9
Electric utility	142.1	153.9
Other	0.1	0.1
Total operating revenues	423.4	506.9

OPERATING EXPENSES:
Cost of gas sold	111.6	172.0
Cost of fuel & purchased power	44.2	50.1
Other operating	89.4	102.8
Depreciation & amortization	53.6	52.1
Taxes other than income taxes	17.1	19.1
Total operating expenses	315.9	396.1

OPERATING INCOME	107.5	110.8

OTHER INCOME - NET	5.6	4.9

INTEREST EXPENSE	17.5	16.6

INCOME BEFORE INCOME TAXES	95.6	99.1

INCOME TAXES	34.5	36.1

NET INCOME	$61.1	$63.0

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - in millions)

	March 31,	December 31,
	2016	2015

ASSETS
Current Assets
Cash & cash equivalents	$62.6	$74.7
Accounts receivable - less reserves of $6.6 &
$5.6, respectively	176.5	227.5
Accrued unbilled revenues	104.0	142.5
Inventories	122.6	133.7
Recoverable fuel & natural gas costs	8.9	—
Prepayments & other current assets	47.1	81.0
Total current assets	521.7	659.4

Utility Plant
Original cost	6,172.1	6,090.4
Less: accumulated depreciation & amortization	2,454.0	2,415.5
Net utility plant	3,718.1	3,674.9

Investments in unconsolidated affiliates	20.7	20.9
Other utility & corporate investments	30.2	31.2
Other nonutility investments	16.2	16.2
Nonutility plant - net	424.6	414.6
Goodwill	293.5	293.5
Regulatory assets	257.7	249.4
Other assets	40.5	39.9
TOTAL ASSETS	$5,323.2	$5,400.0

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$213.0	$248.8
Refundable fuel & natural gas costs	—	7.9
Accrued liabilities	183.1	183.6
Short-term borrowings	—	14.5
Current maturities of long-term debt	13.0	73.0
Total current liabilities	409.1	527.8

Long-term Debt - Net of Current Maturities	1,713.2	1,712.9

Deferred Credits & Other Liabilities
Deferred income taxes	827.9	805.4
Regulatory liabilities	440.7	433.9
Deferred credits & other liabilities	231.9	236.2
Total deferred credits & other liabilities	1,500.5	1,475.5

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
82.8 & 82.8, respectively	724.3	722.8
Retained earnings	977.3	962.2
Accumulated other comprehensive (loss)	(1.2)	(1.2)
Total common shareholders' equity	1,700.4	1,683.8
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$5,323.2	$5,400.0

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)

	Three Months Ended
	March 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48.3	$57.0
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	63.9	62.9
Deferred income taxes & investment tax credits	24.3	14.6
Equity in losses of unconsolidated affiliates	0.2	—
Provision for uncollectible accounts	2.6	3.3
Expense portion of pension & postretirement benefit cost	1.0	1.6
Other non-cash items - net	2.8	1.6
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenues	86.9	(30.2)
Inventories	11.1	25.8
Recoverable/refundable fuel & natural gas costs	(16.8)	30.3
Prepayments & other current assets	33.3	61.2
Accounts payable, including to affiliated companies	(38.1)	(27.6)
Accrued liabilities	(0.5)	5.6
Employer contributions to pension & postretirement plans	(16.2)	(20.9)
Changes in noncurrent assets	(6.4)	11.3
Changes in noncurrent liabilities	6.0	3.6
Net cash provided by operating activities	202.4	200.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from dividend reinvestment plan & other common stock issuances	1.5	1.6
Requirements for:
Dividends on common stock	(33.2)	(31.5)
Retirement of long-term debt	(60.0)	(5.0)
Net change in short-term borrowings	(14.5)	(150.0)
Net cash used in financing activities	(106.2)	(184.9)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets and other collections	0.4	0.8
Requirements for capital expenditures, excluding AFUDC equity	(108.7)	(85.3)
Net cash used in investing activities	(108.3)	(84.5)

Net change in cash & cash equivalents	(12.1)	(69.3)
Cash & cash equivalents at beginning of period	74.7	86.4
Cash & cash equivalents at end of period	$62.6	$17.1

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(Unaudited - in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

REPORTED EARNINGS:
Utility Group
Gas Utility Services	$40.4	$40.4
Electric Utility Services	16.6	19.2
Other Operations	4.1	3.4
Total Utility Group	61.1	63.0

Nonutility Group
Infrastructure Services	(12.6)	(2.6)
Energy Services	0.1	(3.1)
Other Businesses	(0.2)	(0.2)
Nonutility Group	(12.7)	(5.9)

Corporate and Other	(0.1)	(0.1)

Vectren Consolidated	$48.3	$57.0

EARNINGS PER SHARE:
Utility Group	$0.74	$0.76
Nonutility Group	(0.16)	(0.07)
Corporate and Other	—	—

Reported EPS	$0.58	$0.69

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

GAS UTILITY (Millions):
Residential Margin	$99.1	$95.8
Commercial Margin	30.9	30.5
Industrial Margin	19.0	19.3
Other Margin	2.9	3.4
Regulatory Expense Recovery Mechanisms	17.7	31.9
Total Gas Utility Margin	169.6	180.9
Cost of Gas Sold	111.6	172.0
Total Gas Utility Revenue	$281.2	$352.9

GAS SOLD & TRANSPORTED (MMDth):
Residential	32.7	43.2
Commercial	14.3	19.0
Industrial	35.9	38.0
	82.9	100.2

AVERAGE GAS CUSTOMERS
Residential	932,680	926,893
Commercial	85,900	85,639
Industrial	1,725	1,683
	1,020,305	1,014,215

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Ohio)	97%	109%

EXHIBIT 99.2

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

ELECTRIC UTILITY (Millions):
Residential Margin	$35.2	$38.4
Commercial Margin	24.8	25.3
Industrial Margin	26.0	26.8
Other Margin	1.3	1.0
Regulatory Expense Recovery Mechanisms	4.0	3.3
Wholesale and Transmission	6.6	9.0
Total Electric Utility Margin	97.9	103.8
Cost of Fuel & Purchased Power	44.2	50.1
Total Electric Utility Revenue	$142.1	$153.9

ELECTRICITY SOLD (GWh):
Residential	344.8	395.2
Commercial	295.0	307.4
Industrial	654.2	672.9
Other Sales - Street Lighting	6.1	6.1
Total Retail	1,300.1	1,381.6
Wholesale	9.4	136.8
	1,309.5	1,518.4

AVERAGE ELECTRIC CUSTOMERS
Residential	125,565	124,876
Commercial	18,498	18,465
Industrial	113	113
Other	39	38
	144,215	143,492

WEATHER AS A PERCENT OF NORMAL (ANNUALIZED):
Heating Degree Days (Indiana)	92%	104%